As filed with the Securities and Exchange Commission on August 8, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSULET CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	9 Oak Park Drive Bedford, Massachusetts 01730 (781) 457-5000 (Address of Principal Executive Offices)	04-3523891 (I.R.S. Employer Identification No.)

Second Amended and Restated 2007 Stock Option and Incentive Plan

(Full Title of the Plan)

Duane DeSisto

President and Chief Executive Officer

Insulet Corporation

9 Oak Park Drive

Bedford, Massachusetts 01730

(781) 457-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Raymond C. Zemlin, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amounts To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	6,675,000 shares(2)	$19.265(3)	$128,593,875(3)	$14,737

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock, par value $.001 per share (“Common Stock”), of Insulet Corporation (the “Company”) as may be required pursuant to the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 Plan”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, or forfeiture of stock under such plans or other similar event.
(2)	The Company previously filed a registration statement on Form S-8 on July 17, 2007 (File No. 333-144636) identifying shares to be registered in connection with the Plan and an additional registration statement on Form S-8 on August 25, 2008 (File No. 333-153176) (the “Subsequent Filing”) identifying shares to be registered in connection with the Plan. Section 3(a) of the Plan provides that the maximum number of shares of Common Stock reserved for issuance under the Plan shall be increased each January 1, beginning in 2008 and ending in 2012, by an additional positive number equal to the lesser of (A) 3% of the outstanding number of shares of Common Stock on the immediately preceding December 31 and (B) 725,000 shares of Common Stock. Since the Subsequent Filing, pursuant to Section 3(a) of the Plan, the maximum number of shares of Common Stock reserved for issuance under the Plan has increased by 2,900,000 shares. By filing this Registration Statement in accordance with General Instruction E to Form S-8, the Company registers these additional 2,900,000 shares plus the additional 3,775,000 shares approved at the Annual Meeting of Stockholders of the Company held on May 2, 2012.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock reported on the NASDAQ Global Market on August 2, 2012.

PART I

EXPLANATORY NOTE

The Company previously filed a Registration Statement on Form S-8 (the “Original Filing”) with the Securities and Exchange Commission on July 17, 2007 (File No. 333-144636) and an additional Registration Statement on Form S-8 on August 25, 2008 (File No. 333-153176) (the “Subsequent Filing”) in connection with the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). This Registration Statement registers additional shares of the Company’s Common Stock to be issued pursuant to the Plan. The contents of the Original Filing and the Subsequent Filing are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. After giving effect to this Registration Statement, an aggregate of 8,535,000 shares of the Company’s Common Stock have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference in this registration statement and made a part hereof:

1. Annual Report on Form 10-K for the year ended December 31, 2011;

2. The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed);

3. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

4. Current Reports on Form 8-K (other than information furnished not filed), which were filed with the Commission on April 11, 2012 (Item 1.01 only), May 4, 2012 and July 26, 2012;

5. The description of our Common Stock contained in our registration statement on Form 8-A filed with the Commission on May 11, 2007, including any amendment or report filed for the purpose of updating such description.

6. The description of our Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the Commission on November 20, 2008, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the shares of Common Stock of the Company offered by this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our Eighth Amended and Restated Certificate of Incorporation, or certificate of incorporation, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Amended and Restated By-laws, or by-laws, provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify other employees as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and may do so for our executive officers and (4) the rights conferred in our by-laws are not exclusive.

We have in the past, and may in the future, enter into indemnification agreements with one or more of our directors to give such director additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees with respect to which we may have indemnification obligations.

The indemnification provisions in our certificate of incorporation, by-laws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933.

We have obtained liability insurance for our officers and directors.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

3.1(1)	Eighth Amended and Restated Certificate of Incorporation of Insulet Corporation

3.2(1)	Amended and Restated By-laws of Insulet Corporation

4.1(2)	Specimen certificate for shares of common stock

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in signature page)

99.1*	Second Amended and Restated 2007 Stock Option and Incentive Plan

(1)	Incorporated herein by reference to the exhibits to the Company’s Registration Statement on Form S-8 filed on July 17, 2007 (File No. 333-144636).
(2)	Incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 25, 2007 (File No. 333-140694).
*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 8th day of August, 2012.

INSULET CORPORATION

By:	/s/ Duane DeSisto
Duane DeSisto
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Duane DeSisto and Brian Roberts, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Duane DeSisto Duane DeSisto	President and Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2012

/s/ Brian Roberts Brian Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2012

/s/ Charles Liamos Charles Liamos	Chief Operating Officer and Director	August 8, 2012

/s/ Sally Crawford Sally Crawford	Director	August 8, 2012

/s/ Daniel Levangie Daniel Levangie	Director	August 8, 2012

/s/ W. Mark Lortz W. Mark Lortz	Director	August 8, 2012

/s/ Steven Sobieski Steven Sobieski	Director	August 8, 2012

/s/ Regina Sommer Regina Sommer	Director	August 8, 2012

/s/ Joseph Zakrzewski Joseph Zakrzewski	Director	August 8, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Eighth Amended and Restated Certificate of Incorporation of Insulet Corporation

3.2(1)	Amended and Restated By-laws of Insulet Corporation

4.1(2)	Specimen certificate for shares of common stock

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in signature page)

99.1*	Second Amended and Restated 2007 Stock Option and Incentive Plan

(1)	Incorporated herein by reference to the exhibits to the Registrant’s Registration Statement on Form S-8 filed on July 17, 2007 (File No. 333-144636).
(2)	Incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on April 25, 2007 (File No. 333-140694).
*	Filed herewith.